UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 16, 2009
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    Vineyard National Bancorp (the “Company”) announced today that on April 16, 2009, the Company received a NASDAQ Staff Determination letter notifying the Company that trading in the Company’s common stock will be suspended at the opening of business on April 27, 2009 and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s common stock from listing and registration on The NASDAQ Stock Market.  The letter from NASDAQ advised us that the Company’s common stock will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”

    On April 17, 2009, the Company also received correspondence from NYSE Amex LLC advising the Company that trading in the Company’s 7.5% Series D Noncumulative Preferred Stock (“Preferred Stock”) will be suspended at the opening of business on April 22, 2009.  The correspondence from NYSE Amex LLC advised us that the Company’s Preferred Stock will automatically default to the Pink Sheets and be designated a new ticker.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated April 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: April 22, 2009	By:	/s/ James G. LeSieur III
James G. LeSieur III
Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated April 22, 2009.